SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[    ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

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Northwest Passage Ventures Ltd.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

Northwest Passage Ventures Ltd.
509-207 West Hastings Street
Vancouver, BC V6B 1H7

To the Stockholders of Northwest Passage Ventures Ltd.:

Notice is hereby given to holders of common stock (the “Common Stock”) of Northwest Passage Ventures Ltd., a Nevada corporation that the Board of Directors of our company have approved an amendment to our Articles of Incorporation (the “Amendments”) to create 30,000,000 Class A Special Voting Shares in the capital of our company (the “Special Voting Shares”).

Our board of directors unanimously approved the Amendments to our Articles of Incorporation on April 4, 2006.

Subsequent to our board of directors' approval of the Amendments, the holders of the majority of the outstanding shares of our company gave us their written consent to the Amendments to our Articles of Incorporation on April 5, 2006. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our company will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on April 5, 2006 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 57,545,143 shares of our common stock issued and outstanding on April 5, 2006. We anticipate that this Information Statement will be mailed on or about April _______, 2006 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since July 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;

2.	any proposed nominee for election as a director of our company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Beneficial Ownership

As used in this section, the term “beneficial ownership” with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

As of the record date, April 5, 2006, we had a total of 57,545,143 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of April 5, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Axel Roelig 509-207 West Hastings Street Vancouver, BC V6B 1H7	37,541,249 common shares	65.2%
Directors and Executive Officers as a Group	37,541,249	65.2%

(1)      Based on 57,545,143 shares of common stock issued and outstanding as of April 5, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

DESCRIPTION OF THE COMPANY

We were incorporated in the State of Nevada on August 22, 2003 and since inception have been in the development stage of our business of establishing a marine adventure tourism business providing luxury excursions throughout the Pacific Northwest, primarily in and around Vancouver and the Gulf Islands, British Columbia, Canada. We own a website through which we intended to market our services and possibly attract advertisers to our website.

Despite the efforts of our management, we have not attracted the business we anticipated, and accordingly have not generated the revenue required for our continued operation. Our anticipated plans and operation of the company, as described in our most recent Form 10-KSB have not and will not be achieved or further pursued by our management. Due to our inability to generate sufficient revenues to continue operations, we have decided to seek and identify a different line of business.

We have entered into negotiations to acquire all of the issued and outstanding shares of Americas Wind Energy Inc. (“AWE”), which is a private company incorporated under the laws of the province of Ontario. AWE is a company engaged in the business of manufacturing products for the wind power generation industry.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table and text sets forth the names and ages of all directors, executive officers and significant employees of the company as of the Record Date. All of the directors serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of shareholders. Also provided is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Directors, executive officers and other significant employees:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Axel Roehlig	Director, President and Chief Financial Officer	39	August 22, 2003

The backgrounds and experience of our directors, executive officers and other significant employees are as follows:

Axel Roehlig

From 1998 through May, 2001, Mr. Roehlig was responsible for investor relations matters and corporate administration affairs at Destiny Media Technologies, a public company listed on the Over The Counter Bulletin Board whose business included research, development, and sales of internet based technologies such as online streaming of music and video. From October, 2001, Mr. Roehlig has held the position of vice-president of corporate development and has been responsible for investor relations matters and corporate administration affairs for Trivello Ventures Inc. (previously known as Solaia Ventures Inc.), a public company listed on the TSX Venture Exchange whose primary business is oil and gas exploration. Trivello Ventures Inc. was previously named Solaia Ventures Inc. A name change from Solaia Ventures Inc. to Trivello Ventures Inc. was effected on January 22, 2003. He has been a director, since February, 2002, and the president, since March, 2002, of RET Internet Services Inc., a public company listed on the TSX Venture Exchange whose primary business is an internet based real estate directory.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

MARKET FOR THE COMPANY’S STOCK AND RELATED STOCKHOLDER MATTERS

Our common shares trade in the United States on the National Association of Securities Dealers Over-the-Counter Bulletin Board (the “OTC Bulletin Board”) with the symbol “NWPV” and CUSIP# 66773P 100.

As at the record date, there had not been any trades on the OTC Bulletin Borad.

The Company’s common shares are issued in registered form. Pacific Stock Transfer Company (500 East Warm Springs Road, Suite 240, Las Vegas, NV 89119) is the registrar and transfer agent for the common shares.

On the Record Date, the shareholders’ list for the Company’s common shares showed 40 registered shareholders and 57,545,143 shares outstanding.

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on the Company’s common shares, the intention of the Company is to retain future earnings for use in its operations and the expansion of its business.

AMENDMENTS TO THE COMPANY’S ARTICLES

Our Articles of Incorporation, as amended (the “Articles”) authorizes the issuance of 100,000,000 shares of Common Stock, $.001 par value. On April 4, 2006 the Board of Directors approved an amendment to the Articles for the creation of the class of Special Voting Shares.

The general purpose and affect of the Amendments to our Articles is the creation of the Special Voting Shares. The Board of Directors believes that it is prudent to have the Special Voting Shares available for general corporate purposes, and in particular, the potential acquisition of all of the issued and outstanding shares of common stock of AWE (the “Acquisition”) in the event that we elect to proceed with the Acquisition.

In furtherance of the Acquisition, we intend to enter into a formal share exchange agreement (the “Share Exchange Agreement”) with the holders (the “Vendors”) of all of the issued and outstanding shares of AWE. In order to facilitate Canadian tax planning by the Vendors, or any other potential acquisition candidates, we intend to establish a wholly-owned subsidiary that will issue 30,000,000 exchangeable preferred shares (the “Preferred Shares”) to the Vendors in consideration of all of the issued and outstanding shares of AWE. Each Preferred Share will be exchangeable for one share of our Common Stock. In addition, the Vendors will be entitled to receive one Special Voting Share for each Preferred Share that will be issued to them in order to permit such Vendors to receive notice of, and to vote at all general meetings of our shareholders. A total of 30,000,000 Special Voting Shares may be issued. Upon exchange of any Preferred Shares, any Vendor who holds any Special Voting Shares will surrender a like number of Special Voting Shares for cancellation. A condition precedent to the Share Exchange Agreement will be the authorization of the Amendments to our Articles. However, shareholder approval of the Share Exchange Agreement, the Acquisition or any potential share issuance is neither required nor being sought.

We currently have 100,000,000 authorized shares of common stock. As of the record date we had approximately 57,545,143 shares issued and outstanding. Shareholder approval for the Amendments to our Articles of Incorporation was obtained by written consent of shareholders owning 37,541,249 shares of our common stock, which represented 65.2% on the record date, April 5, 2006.

Except in connection with the possible Acquisition described above, we have no arrangements or understandings for the issuance of additional shares of common stock, although opportunities for acquisitions in equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of the company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by both of the stockholders, unless such authorization is otherwise required by law or regulations.

DISSENTERS RIGHTS

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Company’s proposed Amendments to its Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, you may refer to the Company’s Form 10-KSB and Form 10-QSB, filed with the SEC. Copies of these documents were mailed to all shareholders of the Company. Additional copies are available on the SEC’s EDGAR database at www.sec.gov or by calling the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

Northwest Passage Ventures Ltd.

By:	/s/ Axel Roehlig
Axel Roehlig
President and Director

SCHEDULE A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:
Northwest Passage Ventures Ltd.
2.	The articles have been amended as follows (provide article numbers, if available):
3.1	Authorized Shares
The capital stock of this corporation shall consist of 100,000,000 shares of common stock with a par value of $0.0001 and 30,000,000 Class A Special Voting Shares without par value.

3.2	Special Voting Shares – Rights and Restrictions
The Class A Special Voting Shares will have the following rights and restrictions:
(a) Each holder of Class A Special Voting Shares will be entitled to exercise, at all meetings of the shareholders of the corporation, one vote for each Class A Special Voting Share held by such holder.

(b) Holders of Class A Special Voting Shares shall have no rights to participate in any return of capital of the corporation on a liquidation or otherwise.

(c) Class A Special Voting Shares carry no right to receive dividends.
3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: *

4.	Effective date of filing (optional):

5.	Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.